Exhibit 21.1

List of Subsidiaries of Allegion plc as of December 31, 2023
Subsidiary	Jurisdiction of Formation
AD Solutions, Inc.	United States
AG Management Limited	United Arab Emirates
Allegion (Australia) Pty Ltd.	Australia
Allegion (Hong Kong) Limited	Hong Kong
Allegion (Ireland) Finance Designated Activity Company	Ireland
Allegion (Malaysia) SDN. BHD.	Malaysia
Allegion (New Zealand) Limited	New Zealand
Allegion (Southeast Asia) Pte. Ltd.	Singapore
Allegion (Thailand) Limited	Thailand
Allegion (UK) Limited	United Kingdom
Allegion Access Technologies LLC	United States
Allegion B.V.	Netherlands
Allegion Canada Access Inc.	Canada
Allegion Canada Inc.	Canada
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Denmark A/S	Denmark
Allegion Deutsche Holding GmbH	Germany
Allegion Digital Solutions LLC	United States
Allegion EMEA BV	Belgium
Allegion German Holding I GmbH	Germany
Allegion Hardware de Mexico, S. de R.L. de C.V.	Mexico
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (Switzerland) AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Investments Holding LLC	United States
Allegion Irish Holding Company IV Limited	Ireland
Allegion Irish Holding Company Limited	Ireland
Allegion Korea Inc.	Korea
Allegion LLC	United States
Allegion Lux Financing III S.à.r.l	Luxembourg
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Management (DIFC) Limited	United Arab Emirates
Allegion Netherlands B.V.	Netherlands
Allegion NV	Belgium
Allegion Panama, S. de R.L.	Panama
Allegion S&S Lock Holding Company Inc.	United States
Allegion Security Technologies (CHINA) Co., LTD.	China
Allegion US Holding Company Inc.	United States
Allegion US Holding II LLC	United States
Allegion US Holding III Inc.	United States

Exhibit 21.1

Allegion Ventures LLC	United States
AM Finance Holding Limited	Malta
AM Finance I Limited	Malta
AM Finance II Limited	Malta
API Services and Solutions Pty Limited	Australia
AXA Stenman Deutschland GmbH	Germany
AXA Stenman France S.A.S.	France
AXA Stenman Holding B.V.	Netherlands
AXA Stenman Poland Sp Z.O.O	Poland
Bricard S.A.S	France
Cisa Cerraduras S.A.	Spain
Cisa S.p.A.	Italy
Electronic Technologies Corporation USA	United States
Fire and Security Hardware Pty Limited	Australia
Gainsborough Hardware Industries Limited	Australia
Harrow Industries LLC	United States
Harrow Products (Delaware) LLC	United States
Harrow Products LLC	United States
Interflex Datensysteme Gesellschaft m.b.H.	Austria
Interflex Datensysteme GmbH	Germany
Isonas, Inc.	United States
Normbau France S.A.S.	France
Normbau GmbH	Germany
Overtur Architectural Services LLC	United States
Pin & Tumbler Studio LLC	United States
plano solutions gmbh	Germany
Recognition Systems LLC	United States
Republic Doors and Frames, LLC	United States
S&S Lock Indemnity (Barbados) Limited	Barbados
S&S Lock Insurance (Arizona) Company	United States
Schlage de Mexico S.A. de C.V.	Mexico
Schlage Lock Company LLC	United States
SimonsVoss Technologies AB	Sweden
SimonsVoss Technologies BV	Netherlands
SimonsVoss Technologies GmbH	Germany
SimonsVoss Technologies Limited	United Kingdom
SimonsVoss Technologies SAS	France
Technical Glass Products DMCC	United Arab Emirates
Technical Glass Products, Inc.	United States
TGP Canada Enterprises, ULC	Canada
TGP International, Inc.	United States
Trelock Asia Pacific Limited	Hong Kong
Trelock GmbH	Germany

Exhibit 21.1

Yonomi, LLC	United States
Zero Seal Systems Limited	United Kingdom